SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): October 3, 2003

                              AMICI VENTURES, INC.
               (Exact Name of Registrant as Specified in Charter)

          New York                   333-60958                  13-3963541
  (State of Incorporation)   (Commission File Number)         (IRS Employer
                                                           Identification No.)

                511 W. 25th Street, Suite 503, New York, New York
               (Address of principal executive offices)(Zip Code)

                                  212-414-9600
              (Registrant's telephone number, including area code)

                                       N/A
             (Former name or address, if changed since last report)

                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 1. Changes in Control of Registrant.

      On October 13, 2003, pursuant to an Agreement dated October 8, 2003 Mr. Anthony Russo the former President and sole Director of the Amici Ventures, Inc., sold an aggregate of 3,755,994 shares of the Company's common stock, representing approximately 47% of the Company's issued and outstanding shares to a group of investors including Victoria Maxwell as to 1,950,494 shares and James Cardwell as to 100,000 shares. Effective October 24, 2003, after appointing Ms. Maxwell and Messrs. James Cardwell and Mitchell Maxwell to the Company's Board of Directors, Mr. Russo resigned his position as an officer and director of the Company. Ms. Victoria Maxwell and Messrs. James Cardwell and Mitchell Maxwell were appointed to act as directors of the Company pending

      Mitchell Maxwell - a producer of both film and theatrical productions and events. He is currently the President of Sibling Entertainment, Inc that produced the musical, SUMMER OF '42 and the world-premiere of BROOKLYN. Prior to Sibling, he produced many Off-Broadway and Broadway productions including: the 2000 Pulitzer Prize for Drama, DINNER WITH FRIENDS; BELLS ARE RINGING; 1994 Tony Award winning DAMN YANKEES starring Jerry Lewis; ON THE WATERFRONT, STOMP (Drama Desk Award winner), VITA & VIRGINIA starring Vanessa Redgrave, Paul Rudnick's comedy JEFFREY (Outer Critics Award and Drama Desk Award nominee), David Mamet's OLEANNA (Drama Desk Award nominee), MARVIN'S ROOM (Drama Desk Award and Outer Critics Award winner); THE GARDEN OF EARTHLY DELIGHTS (Drama Desk Award winner), ANGRY HOUSEWIVES; BLUES IN THE NIGHT. The motion pictures he has produced include JEFFREY starring Steven Weber and Patrick Stewart released by Orion Classics; THE LIPSTICK CAMERA starring Corey Feldman and Brian Wimmer; and HANDGUN starring Treat Williams and Seymour Cassel (both films were released by Twentieth Century Fox Television); KEY EXCHANGE starring Brooke Adams and Daniel Stern released by Twentieth Century Fox. Formerly, Mr. Maxwell was managing partner of the Minetta Lane, Union Square and Orpheum Theatres from 1982 - 1999.

Victoria Maxwell is the Vice President and co-founder of Sibling Entertainment, Inc. She has produced many Broadway and Off-Broadway shows and several independent films. Some of her projects include: the Tony-nominated Broadway revivals of DAMN YANKEES and BELLS ARE RINGING; the 2000 Pulitzer Prize winning Off-Broadway hit DINNER WITH FRIENDS; the New York premier of the musical SUMMER OF '42; Paul Rudnick's comedy THE MOST FABULOUS STORY EVERY TOLD; and the films THE LIPSTICK CAMERA, SPIN THE BOTTLE and JEFFREY starring Steven Weber, Patrick Stewart and Sigourney Weaver. Further, as Creative Consultant, she created the ANNUAL FRINGE FESTIVAL of NEW PLAYS at the Stamford Center for the Arts, now in its fifth year.


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

James Cardwell is currently the Chief Financial Officer of Sibling Entertainment, Inc. Prior to joining Sibling, he was the Deputy Director (1999-2001) of the National Jazz Museum in Harlem (a new Smithsonian Institution Affiliate). He is also currently on the Board of Directors and the Executive Director of the New Denver Civic Theatre. He has been involved as a producer/consultant in the theatrical/television industry beginning with the long running Off-Broadway musical NUNSENSE in 1985. Other projects include:
MOONSOON CHRISTMAS; Inside Broadway - a client book commissioned by Dentsu, Inc. detailing the financial analysis of the theatrical industry; Executive-in-Charge of Production of the TV series PLANET FASHION. Prior to his theatrical career Mr. Cardwell was a senior tax consultant (1981-1984) with Arthur Andersen & Co. in St. Louis.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Amici Ventures, Inc.
                                       (Registrant)


Dated: October 24, 2002                By:   /s/ Victoria Maxwell
                                          --------------------------------
                                       Victoria Maxwell, President


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